SEC Form 3, Form 4 and Form 5--Confirmation of Authority to Sign

Pursuant to Instruction 7 to SEC "Form 3 - Initial Statement of Beneficial Ownership of Securities," "Form 4 - Statement of Changes in Beneficial Ownership" and "Form 5 - Annual Statement of Beneficial Ownership of Securities" the undersigned, being a Managing Director of Babson Capital Management LLC ("Babson"), investment sub-adviser to Special Value Opportunities Fund, LLC (the "Issuer"), hereby appoint and designate Rosemary Baker as my true and lawful power of attorney with full power to sign for me and file with the Securities and Exchange Commission, the New York Stock Exchange and the Issuer said SEC Forms 3, 4 and/or 5 with respect to my relationship with the Issuer and any shares of the Issuer purchased or sold by the undersigned or Babson or any affiliated person of Babson, and any other change of beneficial ownership relating to equity or derivative securities of the Issuer required to be reported by the undersigned.

This authorization shall remain in effect until a written revocation is executed by the undersigned and filed with the Securities and Exchange Commission.



Signature and Date:                 S/Roger W. Crandall
                           -----------------------------------------------------

Name:    Roger W. Crandall
Title:   Managing Director